Exhibit 10.6
CHANGE IN CONTROL AGREEMENT
THIS CHANGE INCONTROL AGREEMENT ("CIC

Agreement") is made

by and between
U.S.

Century Bank, with Corporate Offices located at 2301 NW 87th Ave.,

Doral, FL 33172
(hereinafter called the "Bank" or the "Company"), its subsidiaries, divisions and associated and affiliated

entities ("Affiliates") and William Turner

("Executive").
WHEREAS , as consideration for Executive's continued employment with the Bank as
Chief Credit Officer, which is incorporated by reference in this Agreement), the parties hereto, intending to be legally bound, agree as follows:
1.
Payment Upon Change in Control.

In the event of a Change in Control (as
defined herein) for the remaining term of Executive's employment with the Bank, the Company agrees to issue payment

to Executive

in the total

amount

of 1 times

the Base Annual

Salary
of the Executive applicable for the one (I) year period prior to the Change in Control, to be paid within thirty (30) days of the consummation of the Change in Control.

Bank's provision of this
benefit to Executive is made without regard to whether, or for how long, Executive remains employed with the surviving company subsequent to the Change in Control.
2.
Change in Control.

"Change in Control shall mean the occurrence of an event
described in (i), (ii), (iii), or (iv) below:
(i) Any person or group (within the meaning of Sections 13(d) and 14(d) of the
Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the
Bank, an affiliate of the Bank or a trustee or other fiduciary holding securities under an employee benefit plan of the Bank or a corporation owned directly or indirectly by the stockholders of Bank in substantially the same proportions as their ownership of stock of the Bank, becomes the beneficial

owner (within the meaning of Rule
13(d)(3) under the Exchange Act, directly or indirectly (which shall include securities issuable upon conversion, exchange or otherwise) or securities representing 50% or more of the combined voting power of the Bank's then-outstanding securities entitled
to vote for the election of directors.
(ii) Consummation

of an agreement

to merge or consolidate

with another

entity
(other

than

a

majority-controlled

subsidiary

of the

Bank)

unless

the

Bank's
stockholders immediately before the merger or consolidation own more than 50% of the combined

voting power of the resulting

entity's

voting securities

(giving effect
to the conversion or exchange of securities issued in the merger consolidation to the other entity that are convertible or exchangeable for voting securities) entitled generally to vote for the election of directors.
(iii) Consummation of an agreement (including, without limitation, an agreement of liquidation) to sell or otherwise dispose of all or substantially all of the business or assets of the Bank (or a subsidiary thereof); or

(iv) Individuals who, as of the date hereof, constitute the Board of Directors of the
Bank (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by the stockholders is approved by a vote of at least a majority of directors then constituting the Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the
Incumbent Board.
Notwithstanding the foregoing, no event shall constitute a Change in Control unless such event shall also constitute a change in control as defined in Section 409A of the Code.
3.
Severability.

Should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be unenforceable or invalid for any reason,

the validity
of the remaining parts, terms or provisions of this Agreement shall not be affected thereby,

and
the invalid or unenforceable part, term or provision shall be deemed not to be a part of this
Agreement.
4.
Applicable Law/Forum.

This Agreement has been entered into in and shall be
governed by and construed under the internal laws of the State of Florida, without regard to conflicts of laws principals. All suits, proceedings and other actions relating to, arising out of or in connection with this Agreement will be submitted solely to the in personam jurisdiction of the
United States District Court for the Southern District of Florida ("Federal Court") or to the
Circuit Court in Broward County or Miami-Dade County. Executive hereby waives any claims against or objections to such in personam jurisdiction and venue.
5.
Notice.

All notices and other communications hereunder shall be in writing and shall be deem ed to have been given only if and when personally delivered or three (3) business days after mailing, postage prepaid, registered or certified mail, or when delivered (and receipted for) by an express delivery service, addressed in each case. As to notices provided to Bank, notices shall be sent to the Human Resources Department at the address of the Bank listed in the introductory paragraph of this Agreement.

As to notices to Executives, notices shall be sent to
address provided below. Executive and Bank may change the address for the giving of notices.
6.
Complete Agreement.

This Agreement represents the complete agreement
between Executive and Bank regarding the subject matter of this Agreement.

This Agreement is
in no way dependent upon the performance of any other contract or agreement that may have been or may be entered into between Executive and Bank and remains in effect during the pendency of this Agreement.

As such, the breach or alleged breach of any other contract or agreement is no defense to enforcement of this Agreement.
7.
Amendments in Writing.

No amendment, modification, waiver, or other change
to this Agreement, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be changed and signed by Bank and
Executive, and each such change shall be effective only in the specific instance and for the specific purpose for which it is given.

No provision of this Agreement shall be varied,

contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by Bank and Executive.
8.
Acknowledgment.

Executive

acknowledges

that

Executive

has

read

this Agreement in full and completely understands all of its terms and obligations and enters into this Agreement

freely and voluntarily, and after having the opportunity

to consult with
representatives of Executive's own choosing and that Executive's agreement is freely given.
IN WITNESS WHEREOF,

the parties hereto

have duly

executed

this Agreement

on
the date first above mentioned.
U.S. CENTURY BANK EMPLOYEE
By: /s/ Luis de la Aguilera /s/ William Turner
Title: President and CEO Print: William Turner
Date: 5/2/2024 Date: 5/2/2024
Address: